Exhibit 99.1
Oasis Midstream Partners LP Announces First Quarter 2021 Results, Increases Distribution and Updates 2021 Outlook
Houston, Texas — May 3, 2021 — Oasis Midstream Partners LP (NASDAQ: OMP) (“OMP” or the “Partnership”) today announced financial and operating results for the first quarter of 2021, declared its first quarter 2021 distribution and updated its 2021 outlook.
1Q21 Operational and Financial Highlights:
•Acquired remaining interests in Bobcat DevCo and Beartooth DevCo from Oasis Petroleum and eliminated IDRs (the “Simplification”);
•Completed private placement of $450.0MM in aggregate principal amount of 8.00% senior unsecured notes due 2029;
•Recently signed multiple incremental third-party contracts and continue to work a robust pipeline of new opportunities in the Williston and Permian Basins;
•Strong operational performance and recent acquisition lead to 1Q21 results above expectations and first distribution increase since 4Q19 - declaring $0.55 per unit cash distribution;
•Net income was $42.9MM and net cash from operating activities was $39.4MM;
•Adjusted EBITDA(1) was $56.5MM and distributable cash flow(1) (“DCF”) was $33.0MM. Pro forma for the Simplification, DCF would have been approximately $45.2MM, resulting in coverage of 1.7x(1);
•Margins improved sequentially leading to better profitability across commodity streams;
•ESG focus capturing approximately 99% of Oasis Petroleum’s gas volumes in Wild Basin.
(1) Non-GAAP measure. See “Non-GAAP Financial Measures” below for definitions of all non-GAAP measures included herein and reconciliations to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”). Pro forma calculations can be found within the appendix of the Partnership’s investor presentation on its website: www.oasismidstream.com

Chief Executive Officer, Taylor Reid, commented, “Oasis Midstream Partners had an impressive first quarter as cost control and efficiencies improved profitability and led the company to exceed expectations. Additionally, OMP simplified its financial structure while improving its scale and financial outlook through the purchase of remaining interests in the Bobcat and Beartooth DevCos. This accretive transaction combined with a strong sponsor program and third party opportunities positioned OMP to increase its distribution for the first time since 2019. Congratulations to the team for their exceptional efforts which supports our continued success. OMP is in a strong competitive position which supports our outlook for years to come.”

Operational and Financial Update
The following table presents select operational and financial data for the three months ended March 31, 2021:

	OMP Ownership(1)	Gross	Net

		(In millions)
Bighorn DevCo
Operating income	100%	$16.9	$16.9
Depreciation and amortization	100%	2.5	2.5
Total CapEx	100%	0.1	0.1
Bobcat DevCo
Operating income	35.3%	$23.5	$8.3
Depreciation and amortization	35.3%	4.0	1.4
Total CapEx	35.3%	0.5	0.2
Beartooth DevCo
Operating income	70%	$7.1	$5.0
Depreciation and amortization	70%	2.3	1.6
Total CapEx(2)	70%	(0.4)	(0.3)
Panther DevCo
Operating income	100%	$1.2	$1.2
Depreciation and amortization	100%	0.2	0.2
Total CapEx(2)	100%	(0.1)	(0.1)
Total OMP
DevCo operating income		$48.7	$31.4
Public company expenses		1.6	1.6
Partnership operating income		47.1	29.8
Depreciation and amortization		9.0	5.7
Equity-based compensation expense		0.5	0.5
Maintenance CapEx		0.3	0.2
Expansion CapEx(3)		231.4	231.3
Total CapEx		231.7	231.5
__________________
(1)Ownership interest prior to the closing of the Simplification on March 30, 2021.
(2)Negative amounts reflect differences between the estimated capital expenditures accrued in a reporting period and actual capital expenditures recognized in a subsequent reporting period.
(3)Includes $231.5MM cash distribution to Oasis Petroleum associated with the Simplification composed of the following: (i) $229.0MM cash component of the purchase price, (ii) $10.1MM upward adjustment to the purchase price related to the expanded project dedication to OMP in South Nesson and (iii) $7.6MM downward adjustment to the purchase price related to activity between the effective date of January 1, 2021 and the close date of March 30, 2021.
Updated 2021 EBITDA and CapEx Outlook
•Raising FY2021 EBITDA guidance to $220MM – $232MM to reflect our strong performance in 1Q21 (assuming Simplification occurred on January 1, 2021);
•2Q21 EBITDA is expected to range between $52MM – $55MM, consistent with prior expectations and in line with Oasis Petroleum’s volume forecast;
•FY2021 CapEx is expected to be $53MM – $58MM, with the reduction from prior guidance reflecting approximately $10.1MM of 1Q21 capital expenditures which were settled in the Simplification purchase price;
•2Q21 CapEx is expected to be $12MM – $15MM;
•FY2021 maintenance CapEx as a percent of EBITDA is expected to range 7% – 8%;

•Distribution coverage is expected to approximate 1.3x in 2Q21.
•Oasis’s Williston acquisition announced on May 3, 2021 provides additional optionality for Oasis Midstream Partners and Oasis does not intend to slow development in OMP dedicated areas.

The following table presents throughput volumes for the first quarter of 2021, as well as updated guidance for the second quarter of 2021 and full-year 2021:

	Metric	1Q21 Actual	2Q21 Guidance	FY21 Guidance
Bighorn DevCo
Crude oil service volumes	MBopd	27.6	23 - 25	27 - 29
Natural gas service volumes	MMscfpd	205.7	180 - 190	185 - 195
Bobcat DevCo
Crude oil service volumes	MBopd	19.7	14 - 17	19 - 21
Natural gas service volumes	MMscfpd	248.0	225 - 235	235 - 245
Water service volumes	MBowpd	43.0	33 - 35	36 - 38
Beartooth DevCo
Water service volumes	MBowpd	71.3	75 - 80	70 - 74
Panther DevCo
Crude oil service volumes	MBopd	9.1	9 - 11	12 - 15
Water service volumes	MBowpd	28.5	25 - 27	28 - 30

Simplification
On March 30, 2021, OMP successfully closed the acquisition of all remaining interests in Bobcat DevCo LLC (“Bobcat DevCo”) and Beartooth DevCo LLC (“Beartooth DevCo”) from Oasis Petroleum Inc. (“Oasis Petroleum”), as well as eliminated the Partnership’s incentive distribution rights (“IDRs”) in exchange for total consideration of $512.5MM, consisting of $231.5MM cash and 14.8MM common units. The Simplification also included a right of first refusal in favor of OMP with respect to midstream opportunities in the Painted Woods and City of Williston operating areas of Oasis Petroleum.
Liquidity
As of March 31, 2021, the Partnership had cash and cash equivalents of $7.2MM and $234.0MM of borrowings outstanding and $5.5MM of outstanding letters of credit under its revolving credit facility (the “Revolving Credit Facility”). At March 31, 2021, the aggregate commitments under the Revolving Credit Facility were $450.0MM, and the Partnership had an unused borrowing capacity of $210.5MM.
Quarterly Distribution
On May 3, 2021, the board of directors of OMP GP LLC (the “General Partner”) declared the quarterly cash distribution for the first quarter of 2021 of $0.55 per unit, payable on May 27, 2021 to unitholders of record as of May 17, 2021.

Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and call:

Date:	Tuesday, May 4, 2021
Time:	11:30 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1777/41194
Website:	www.oasismidstream.com
Or:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	1930450
A recording of the conference call will be available beginning at 1:30 p.m. Central Time on the day of the call and will be available until Wednesday, May 12, 2021 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10156063
The conference call will also be available for replay for approximately 30 days at www.oasismidstream.com.
Contact:
Oasis Midstream Partners LP
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Partnership, including the Partnership’s capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, developments in the global economy, particularly the public health crisis related to the novel coronavirus 2019 (“COVID-19”) pandemic and the adverse impact thereof on demand for crude oil and natural gas and our customers’ demand for our services. Because considerable uncertainty exists with respect to the future pace and extent of a global economic recovery from the effects of the COVID-19 pandemic, we cannot predict whether or when economic activities will return to normalized levels.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Midstream Partners LP
Oasis Midstream Partners LP is a leading fee-based master limited partnership formed by its sponsor, Oasis Petroleum Inc., to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the crude oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership’s website at www.oasismidstream.com.

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2021	December 31, 2020

	(In thousands, except unit data)
ASSETS
Current assets
Cash and cash equivalents	$7,158	$5,147
Accounts receivable	3,658	4,295
Accounts receivable – Oasis Petroleum	82,732	66,283
Inventory	6,986	6,986
Prepaid expenses	4,565	3,695
Other current assets	140	649
Total current assets	105,239	87,055
Property, plant and equipment	1,181,003	1,180,819
Less: accumulated depreciation, amortization and impairment	(249,838)	(240,877)
Total property, plant and equipment, net	931,165	939,942
Operating lease right-of-use assets	1,403	1,643
Other assets	3,514	2,053
Total assets	$1,041,321	$1,030,693
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$1,021	$2,226
Accounts payable – Oasis Petroleum	27,264	28,074
Accrued liabilities	22,344	17,931
Accrued interest payable	496	360
Current operating lease liabilities	954	945
Other current liabilities	471	471
Total current liabilities	52,550	50,007
Long-term debt	674,238	450,000
Asset retirement obligations	791	774
Operating lease liabilities	491	733
Other liabilities	5,403	5,521
Total liabilities	733,473	507,035
Equity
Limited partners
Common units (48,627,680 and 20,061,366 issued and outstanding at March 31, 2021 and December 31, 2020, respectively)	307,848	193,536
Subordinated units (Zero units issued and outstanding at March 31, 2021 and 13,750,000 units issued and outstanding at December 31, 2020)	—	44,030
General Partner	—	1,027
Total partners’ equity	307,848	238,593
Non-controlling interests	—	285,065
Total equity	307,848	523,658
Total liabilities and equity	$1,041,321	$1,030,693

OASIS MIDSTREAM PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2021	2020

	(In thousands, except per unit data)
Revenues
Midstream services – Oasis Petroleum	$67,163	$81,993
Midstream services – third parties	900	3,846
Product sales – Oasis Petroleum	32,281	20,788
Product sales – third parties	29	—
Total revenues	100,373	106,627
Operating expenses
Costs of product sales	22,776	8,432
Operating and maintenance	13,106	16,840
Depreciation and amortization	8,985	10,197
Impairment	—	101,767
General and administrative	8,450	8,451
Total operating expenses	53,317	145,687
Operating income (loss)	47,056	(39,060)
Other expenses
Interest expense, net of capitalized interest	(4,061)	(30,257)
Other expense	(69)	(42)
Total other expense, net	(4,130)	(30,299)
Net income (loss)	42,926	(69,359)
Less: Net income attributable to non-controlling interests	17,025	2,040
Net income (loss) attributable to Oasis Midstream Partners LP	25,901	(71,399)
Less: Net income attributable to General Partner	—	1,008
Net income (loss) attributable to limited partners	$25,901	$(72,407)
Earnings (loss) per limited partner unit
Common units – basic	$0.72	$(2.14)
Common units – diluted	0.72	(2.14)
Weighted average number of limited partner units outstanding
Common units – basic	22,052	20,041
Common units – diluted	22,056	20,041

Non-GAAP Financial Measures
Cash Interest, Adjusted EBITDA and DCF are supplemental non-GAAP financial measures that are used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. These non-GAAP financial measures should not be considered in isolation or as a substitute for interest expense, net income, operating income, net cash provided by operating activities or any other measures prepared under GAAP. Because Cash Interest, Adjusted EBITDA and DCF exclude some but not all items that affect interest expense, net income and net cash provided by operating activities and may vary among companies, the amounts presented may not be comparable to similar metrics of other companies.
Cash Interest
Cash Interest is defined as interest expense plus capitalized interest less amortization of deferred financing costs included in interest expense. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Partnership’s debt, excluding non-cash amortization, and the Partnership’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense, net of capitalized interest, to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended March 31,
	2021	2020

	(In thousands)
Interest expense, net of capitalized interest	$4,061	$30,257
Capitalized interest	—	249
Amortization of deferred financing costs	(1,333)	(271)
Cash Interest	$2,728	$30,235
Less: Cash Interest attributable to non-controlling interests(1)	(3)	(3)
Cash Interest attributable to Oasis Midstream Partners LP	$2,725	$30,232
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(1)Prior to the closing of the Simplification on March 30, 2021.

Adjusted EBITDA
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Partnership defines Adjusted EBITDA as earnings before interest expense (net of capitalized interest), income taxes, depreciation, amortization, equity-based compensation expenses and other similar non-cash adjustments. Adjusted EBITDA should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of Adjusted EBITDA provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and its ability to generate cash from its business operations without regard to its financing methods or capital structure, coupled with the Partnership’s ability to maintain compliance with its debt covenants. The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities.
Distributable Cash Flow (“DCF”) and Free Cash Flow (“FCF”)
DCF and FCF are supplemental non-GAAP financial measures that are used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Partnership defines DCF as Adjusted EBITDA attributable to the Partnership less Cash Interest attributable to the Partnership and maintenance capital expenditures attributable to the Partnership. The Partnership defines FCF as DCF less expansion capital expenditures attributable to the Partnership and unitholder distributions. DCF and FCF should not be considered alternatives to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of DCF and FCF provide information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and ability to generate cash from its business operations without regard to its financing methods or capital structure, coupled with the Partnerships ability to make distributions to its unitholders. The GAAP measures most directly comparable to DCF and FCF are net income and net cash provided by operating activities.

The following table presents reconciliations of the GAAP financial measures of net income (loss) and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA, DCF and FCF for the periods presented:

	Three Months Ended March 31,
	2021		2020

	(In thousands)
Net income (loss)	$42,926		$(69,359)
Depreciation and amortization	8,985		10,197
Impairment	—		101,767
Equity-based compensation expenses	487		66
Interest expense, net of capitalized interest	4,061		30,257
Adjusted EBITDA	56,459		72,928
Less: Adjusted EBITDA attributable to non-controlling interests(1)	20,572		26,538
Adjusted EBITDA attributable to Oasis Midstream Partners LP	35,887		46,390
Cash interest attributable to Oasis Midstream Partners LP	2,725		30,232
Maintenance capital expenditures attributable to Oasis Midstream Partners LP	174		1,433
Distributable Cash Flow	32,988		14,725
Expansion capital expenditures attributable to Oasis Midstream Partners LP	231,314		15,566
LP distributions	18,267		18,258
GP distributions	1,027		1,027
Free Cash Flow	$(217,620)		$(20,126)

Net cash provided by operating activities	$39,441		$61,665
Interest expense, net of capitalized interest	4,061		30,257
Changes in working capital	14,290		(18,723)
Other non-cash adjustments	(1,333)		(271)
Adjusted EBITDA	56,459		72,928
Less: Adjusted EBITDA attributable to non-controlling interests(1)	20,572		26,538
Adjusted EBITDA attributable to Oasis Midstream Partners LP	35,887		46,390
Cash interest attributable to Oasis Midstream Partners LP	2,725		30,232
Maintenance capital expenditures attributable to Oasis Midstream Partners LP	174		1,433
Distributable Cash Flow	32,988		14,725
Expansion capital expenditures attributable to Oasis Midstream Partners LP	231,314		15,566
LP distributions	18,267		18,258
GP distributions	1,027		1,027
Free Cash Flow	$(217,620)		$(20,126)

Distributions declared
Limited partners	$26,745		$18,258
Incentive distribution rights	—		1,027
Total distributions	$26,745		$19,285

DCF coverage ratio	1.2	x	0.8	x
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(1)Prior to the closing of the Simplification on March 30, 2021.